Exhibit 23.1

Consent of Independent Auditors

     We hereby consent to the incorporation directly or by reference in this Registration Statement of Investors Real Estate Trust (“IRET”) on Form S-3 of our report dated May 22, 2003, included herein and in the Annual Report on Form 10-K of IRET for the fiscal year ended April 30, 2003. We also consent to the reference to us under the heading “Experts” in the prospectus, which is part of the Registration Statement.

/s/ BRADY, MARTZ & ASSOCIATES, P.C.

Minot, North Dakota
February 3, 2004